UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2015

Patriot Scientific Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-22182	84-1070278
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Palomar Airport Road, Suite 170 Carlsbad, CA 92011-1045
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (760) 547-2700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

Patriot Scientific Corporation (the “Company”) held its 2014 Annual Meeting on April 30, 2015.  Out of 401,392,948 shares of our Common Stock (as of the record date of March 6, 2015) entitled to vote at the Annual Meeting, there were 261,414,949 shares present in person or represented by proxy, representing 65.12% of the total outstanding shares of our Common Stock entitled to vote.

The final voting results of each proposal are set forth below.

Proposal No. 1: Election of the Board of Directors to serve until the Company’s 2015 Annual Meeting of Stockholders.

Directors	Votes For	Votes Withheld	Broker Non-Votes
Gloria H. Felcyn	20,854,940	36,198,010	204,361,999
Carlton M. Johnson, Jr.	20,854,061	36,198,889	204,361,999
Clifford L. Flowers	21,195,455	35,857,495	204,361,999

Proposal No. 2: To ratify management’s selection of KMJ Corbin & Company LLP as our independent auditors.

Votes For	Votes Against	Abstain
154,689,845	84,138,971	22,586,133

Proposal No. 3: To approve, on an advisory basis, the compensation of the named executive officers, as disclosed in our Proxy Statement for the 2014 Annual Meeting of Stockholders.

Votes For	Votes Against	Abstain	Broker Non-Votes
16,795,889	37,028,520	3,228,541	204,361,999

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Patriot Scientific Corporation

Date: May 4, 2015	By: /s/ Clifford L. Flowers
Clifford L. Flowers
Chief Financial Officer

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